UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2021

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Michigan Ave., Suite 900, Chicago, IL	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 489-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 10, 2021, Coeur Mining, Inc. (“Coeur”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Orion Co-VI Ltd. (“Seller”).  Pursuant to the Exchange Agreement, Seller has agreed to sell to Coeur 11,067,714 common shares of Victoria Gold Corp., a British Columbia company (“Victoria”) (representing approximately 17.8% of Victoria’s outstanding common shares).  In exchange, Coeur agreed to issue 12,785,485 shares of its common stock to Seller with a market value of approximately $117.2 million based on the trailing 30-day volume weighted average price of Coeur shares on May 7, 2021. The transaction is subject to closing conditions. The Coeur shares will be issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the Seller’s sales of Coeur shares will be subject to certain restrictions under the Exchange Agreement. The Exchange Agreement provides that Seller may be entitled to additional Coeur shares in the event Coeur acquires Victoria in the future for a higher per share consideration, subject to the terms and conditions of the Exchange Agreement.

Coeur and the Seller also entered into an agreement pursuant to which the Seller has agreed, among other things and subject to certain conditions, to certain transfer restrictions on its remaining shares in Victoria and to support, vote in favor of, or deposit all common shares of Victoria owned by the Seller or its affiliates in favor of any offer, proposal or transaction that would result in the acquisition by Coeur of more than 50% of Victoria’s common shares, or all or substantially all of the assets and properties of Victoria on a consolidated basis, should Coeur pursue such a transaction.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated May 10, 2021, between Coeur Mining, Inc. and Orion Co-VI Ltd.
10.2	Support Agreement, dated May 10, 2021, between Coeur Mining, Inc. and Orion Co-VI Ltd.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By: /s/ Thomas S. Whelan
Name: Thomas S. Whelan
Title: Senior Vice President and Chief Financial Officer

DATED:  May 10, 2021